440 Stevens Ave. Ste 150 Solana Beach, CA 92075                                                                                                aevex.com
Press Release
For Immediate Release
Exhibit 99.1
AEVEX Corp. Announces Financial Results for Second Quarter 2026
SOLANA BEACH, Calif., August 12, 2026 – AEVEX Corp. (NYSE: AVEX) ("AEVEX" or the Company)
announced results today for the three months ended June 30, 2026 ("Second Quarter 2026").
•Total revenue of $201.8 million, up 99.5% from $101.1 million in Q2 2025
•Net Income of $6.7 million compared to a net loss of $11.8 million in Q2 2025
•Adjusted EBITDA* of $28.1 million compared to Adjusted EBITDA* of $3.6 million in Q2 2025
•Announced definitive agreement to acquire BlackSea Technologies to expand AEVEX’s multi‑domain autonomous systems portfolio
Outlook for Full Year 2026
•Total revenue of $700.0 million to $720.0 million
•Adjusted EBITDA* of $105.0 million to $111.5 million
* See “Non-GAAP Financial Measures” below for an explanation of this measure. The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results. However, the Company estimates depreciation and amortization of approximately $21.7 million and net interest expense of approximately $11.5 million for the year ending December 31, 2026.
“Our second‑quarter results reflect the scale, momentum, and customer demand we’re seeing across our autonomous systems portfolio. Near triple‑digit revenue growth, continued margin expansion, and strong execution across the business highlight the operational tempo our teams are delivering for customers,” said Roger Wells, Chief Executive
Officer of AEVEX. “Demand signals for battle‑proven autonomous systems remain robust, and we continued to see customers prioritize providers who can deliver capability at scale and in operational environments today. Our
CompassX‑enabled autonomy ecosystem and expanding production footprint position us well to support those needs."
“The announced acquisition of BlackSea is expected to further strengthen our position in a rapidly expanding market and reflects the disciplined capital deployment that underpins our strategy to build one of the most capable pure‑play autonomous systems providers in the industry.”
“With key programs ramping, a growing pipeline, and sustained momentum through the first half of the year, we are raising our full‑year outlook and entering the second half of 2026 with strong visibility. I’m proud of our team’s execution, and confident in our ability to continue delivering field‑relevant autonomous systems that help advance customer missions.”
“In the second quarter, AEVEX delivered balanced performance across both Tactical Systems and Global Solutions and continued our disciplined approach to deploying capital,” said Todd Booth, Chief Financial Officer of AEVEX.
“These results reflect disciplined execution, strong backlog conversion, and sustained demand supporting visibility as we move through the remainder of the year.”
Total revenues increased to $201.8 million from $101.1 million, or by $100.7 million, for the three months ended June 30, 2026, compared to the same period in 2025. The increase is primarily due to $102.1 million of higher revenues in our Tactical Systems segment primarily from UAS products and support services (including $72.2 million from the EUCOM AOR Deep Strike program), which is offset by $1.8 million of lower revenue in our
Global Solutions segment from aircraft modifications and testing products and services.
For the three months ended June 30, 2026, our net income (loss) increased to net income of $6.7 million and a net income margin of 3.3% from a net loss of $(11.8) million and a net loss margin of (11.7)%, or by $18.5 million, compared to the same period in 2025. The increase was primarily driven by a $26.1 million increase in products gross profit, a $3.1 million increase in services gross profit and a $1.6 million decrease in research and development expenses primarily for UAS products and services development activities. These favorable impacts were partially offset by a $13.1 million increase in selling, general and administrative expenses, primarily due to a
$5.8 million increase in professional fees related to our IPO process, secondary offering and business acquisition, a
$3.0 million increase in incentive compensation expense, a $2.1 million increase in new employee-related costs, and a $1.6 million increase in noncash stock compensation expense.
For the three months ended June 30, 2026, Adjusted EBITDA was $28.1 million and Adjusted EBITDA margin was 13.9%. This is compared to Adjusted EBITDA of $3.6 million and Adjusted EBITDA margin of 3.6%
for the three months ended June 30, 2025. The increase was primarily driven by a $26.6 million increase in Tactical
Systems Adjusted EBITDA as a result of the increase in products revenue and decrease in research and development expense for UAS products and services, which was partially offset by the increase in cost of products revenue and the increase in selling, general and administrative expenses for incentive compensation expense and new employee-
related costs. In addition, the increase was also driven by a $1.8 million increase in Global Solutions Adjusted
EBITDA, primarily due to decrease in selling, general, and administrative expenses, research and development expenses, and cost of products, which is partially offset by the decrease in revenue primarily from aircraft modifications and testing products.
Segment Highlights
We measure the performance of our reportable segments based on total segment revenue and Segment
Adjusted EBITDA. Our operating and reportable segments are Tactical Systems and Global Solutions. The following table presents total revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA margin (in thousands):

	Three Months Ended June 30,		Change
	2026	2025	$	%
Tactical Systems
Segment revenue	$174,220	$72,100	$102,120	141.6%
Segment Adjusted EBITDA	$29,562	$2,939	$26,623	905.9%
Segment Adjusted EBITDA Margin	17.0%	4.1%
Global Solutions
Segment revenue	$27,571	$29,034	$(1,463)	(5.0)%
Segment Adjusted EBITDA	$3,903	$2,153	$1,750	81.3%
Segment Adjusted EBITDA Margin	14.2%	7.4%
Tactical Systems
Tactical Systems segment revenue increased to $174.2 million from $72.1 million, or by $102.1 million and 141.6%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The increase is due to $102.1 million of higher revenue from UAS products and support services.
Tactical Systems Adjusted EBITDA increased to $29.6 million from $2.9 million, or by $26.6 million, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The increase is primarily due to the increase in products revenue and the decrease in research and development expense for UAS products and services, which was offset by the increase in cost of products revenue and the increase in selling, general and administrative expenses for incentive compensation expense and new employee-related costs.
Global Solutions
Global Solutions segment revenue decreased to $27.6 million from $29.0 million, or by $1.5 million and
5.0%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The decrease is primarily due to $1.8 million of lower revenue primarily from aircraft modifications and testing products.
Global Solutions Adjusted EBITDA increased to $3.9 million from $2.2 million, or by $1.8 million, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The increase is primarily due to decrease in selling, general, and administrative expenses, research and development expenses, and cost of products, which is partially offset by the decrease in revenue primarily from aircraft modifications and testing products.
Awards and Funded Backlog
Significant second quarter 2026 awards include: A contract for delivery of UAS and engineering services to
U.S. Air Force with a contract value of $18.5 million; contracts for mission‑support capabilities with the U.S. Air
Force with an aggregate contract value of $15.6 million; an option year award to continue delivering real‑time aerial intelligence for California’s FIRIS Program with a contract value of $15.2 million; and a contract for advanced unmanned mission capabilities with the U.S. Air Force with a contract value of $50 million.
Funded backlog represents our estimate of the revenue we expect to realize in future periods as a result of performing work on funded contracts that have been awarded to us (net of any revenue already recognized as of the backlog date). We include the aggregate expected revenue from awarded contracts in our funded backlog upon the execution of a legally binding agreement (e.g., written contract or purchase order), even though our contracts include certain termination rights exercisable by our customers with advance notice. We exclude from funded backlog any unfunded contract options and at-risk work. Deferred revenue recognized on our consolidated balance sheets consists of payments and billings that we have received in excess of revenue that we have recognized. Because cash receipts from these contracts have not been recognized into revenue, they are included in our backlog calculation.
We view growth in funded backlog as a key measure of our future business prospects. We monitor our funded backlog because we believe it is a forward-looking indicator of potential sales that can be helpful to investors in evaluating the performance of our business and identifying trends over time. Although funded backlog reflects business associated with contracts that are considered to be firm, terminations, amendments, or contract cancellations may occur, which could result in a reduction in our total funded backlog and potential future revenue that never gets recognized.

	June 30, 2026	December 31, 2025
Funded backlog	$259,829	$503,123
Funded backlog includes both single and multi-year awards, and fluctuations in backlog are driven primarily by the timing of large program wins. The decrease of $243.3 million in funded backlog for the six months ended June 30, 2026 was primarily due to revenue recognized for the EUCOM AOR Deep Strike program during the six months ended June 30, 2026. We expect to convert approximately 95.1% of the total $259.8 million of funded backlog as of June 30, 2026 into revenue during the next 12 months. The decrease was also influenced by an increase in shorter-cycle customer orders.
Business Outlook for the Full Year 2026
For the full fiscal year 2026, the Company expects total revenue of between $700.0 million and $720.0 million, and Adjusted EBITDA* between $105.0 million and $111.5 million, excluding any contributions from the proposed acquisition of BlackSea Technologies or other future acquisitions.
* See “Non-GAAP Financial Measures” below for an explanation of this measure. The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results. However, the Company estimates depreciation and amortization of approximately $21.7 million and net interest expense of approximately $11.5 million for the year ending December 31, 2026.
The foregoing estimates, which are based on information as of August 12, 2026, are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our expectation that there will not be prolonged continuing resolutions, and that the general contracting and funding environment does not materially change. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the
Securities and Exchange Commission (the “SEC”).
Investor/Analyst Conference Call
AEVEX Chief Executive Officer, Roger Wells, and Chief Financial Officer, Todd Booth, will host an earnings conference call Wednesday, August 12, 2026, reviewing the second quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 5 pm EST. Details on how to access the call can be found on Events and Presentation section of the company's Investor Relations website. Analysts looking to participate live on the call may register here: https://tinyurl.com/AVEXConferenceCallQ2-2026
For more information, visit www.aevex.com.
About AEVEX
AEVEX Corp. (NYSE: AVEX) is a leading U.S. defense technology company delivering autonomous unmanned systems, AI‑enabled mission software, and advanced ISR and electronic warfare solutions for national security customers. With vertically integrated engineering, rapid prototyping, and high‑volume manufacturing across multiple U.S. locations, AEVEX provides affordable, front‑line‑ready capabilities designed for contested and
GPS‑denied environments. AEVEX’s mission is to strengthen deterrence, enhance warfighter effectiveness, and help ensure the United States maintains technological and industrial advantage in the era of autonomy.
Media Contact
Brian Manning
bmanning@aevex.com
Investor Relations Contact
Jason Gursky
jgursky@aevex.com
Forward-Looking Statements
This press release and related conference call contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release and related conference call are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,”
“intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Such forward-looking statements include, but are not limited to, statements regarding: the proposed acquisition of
BlackSea Technologies (the “Transaction”) and its expected closing, integration and financial impact, expected EPS accretion, BlackSea revenue and growth expectations, earnout targets, production capacity expansion plans, pipeline and proposal activity, defense spending and budget trends, multi-domain strategy and technology integration, our
2026 outlook, backlog, total addressable market opportunity, growth and M&A strategy, and capital allocation priorities. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements.
These risks and uncertainties include, but are not limited to: a failure to (or delay in) receiving the required regulatory clearances for the Transaction; a condition to closing of the Transaction may not be satisfied (or waived);
the ability of each party to consummate the Transaction; the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its securities; the diversion of management time and attention from ongoing business operations and opportunities; the effect of the
Transaction and the public announcement of the Transaction on BlackSea’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the
Company’s ability to successfully integrate BlackSea and execute on the continued development of BlackSea’s programs following the closing of the Transaction; the outcome of any legal proceedings that could be instituted against the parties to the Transaction; disruption in BlackSea’s plans and operations attributable to the Transaction; a failure by BlackSea to meet its expected financial results; the Company’s evaluation of the accounting treatment of the Transaction and its potential impact on its financial results and financial guidance; the effects of the announcement or pendency of the Transaction on the Company’s stock price, business relationships, operating results and business generally; risks that the Transaction may disrupt the Company’s current business plans and operations; the risk that the issuance of the Company’s Class A common stock in connection with the Transaction will dilute the ownership interests of the Company’s existing stockholders and adversely affect the market price of the Company’s Class A common stock; our reliance on a limited number of major customers for a substantial portion of our revenue; the potential for reductions, delays, or changes in U.S. and foreign government budgets, spending priorities, procurement processes, or military transformation initiatives; our dependence on government contracts; increasing competitive pressures in our industry; decline or lack of growth with respect to the markets into which we sell our products and services; our failure to expand into new markets or introduce new offerings; our inability to manage increasing technological complexity, scale manufacturing capacity, achieve cost reductions or realize projected economies of scale; claims that our complex products and services may contain unknown defects or errors; the scarcity, unavailability, or increased cost of critical components or raw materials; violations of export controls, sanctions and other regulations; political, economic and regulatory instability in foreign markets; our dependence on senior management and key employees; challenges developing, commercializing or achieving market acceptance for new products, services or enhancements, particularly those involving artificial intelligence; changes in tax laws, trade policies, tariffs, inflation, recession and other macroeconomic or market conditions; difficulties executing, integrating or realizing expected benefits from acquisitions, and exposure to unexpected liabilities from such transactions; technological failures, cybersecurity breaches or unauthorized access to our, our customers' or our suppliers' information and systems; dependence on our facilities; and the other factors set forth in our filings with the
SEC.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the “Risk Factors” and “Management's Discussion and
Analysis of Financial Condition and Results of Operations” sections in our Prospectus. All written and oral forward-
looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this press release and related conference call in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. The forward-looking statements included in this press release and related conference call are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
AEVEX CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and unit amounts)

	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$215,238	$27,908
Accounts receivable, net	69,050	55,215
Contract assets	119,561	79,680
Inventories	12,668	4,134
Prepaid expenses and other current assets	14,916	23,479
Total current assets	431,433	190,416
Goodwill	292,328	292,328
Customer relationships, net	102,167	110,250
Other intangible assets, net	1,658	1,864
Property and equipment, net	20,070	19,586
Operating lease right-of-use assets	8,590	7,697
Deferred income tax assets	84,277	—
Other assets	3,194	478
Asset held for sale	4,376	4,376
Total assets	$948,093	$626,995

Liabilities, Mezzanine Equity and (Deficit) Equity
Current Liabilities:
Accounts payable	$30,729	$23,700
Accrued expenses and other current liabilities	23,164	21,760
Deferred revenue	16,637	10,942
Current portion of long-term debt	2,500	2,720
Operating lease liabilities	3,146	3,426
Total current liabilities	76,176	62,548
Long-term debt, net of current portion	96,607	255,780
TRA liability	95,933	—
Operating lease liabilities, net of current portion	5,843	4,700
Series A preferred units derivative liability	—	19,999
Total liabilities	274,559	343,027

Commitments and contingencies (Note 8)

Mezzanine Equity:
Series A preferred units, no par value, 120,000 units authorized, 100,000 units issued and outstanding as of December 31, 2025	—	80,371
Redeemable noncontrolling interests	1,202,666	—

Stockholders'/Members' (Deficit) Equity:
Class A units, no par value; 88,532,824 units authorized, 88,532,824 units issued and outstanding as of December 31, 2025	—	199,016
Class A common stock, $0.0001 par value per share; 1,000,000,000 shares authorized, 56,470,333 shares issued and outstanding as of June 30, 2026	6	—
Class B common stock, $0.0001 par value per share; 200,000,000 shares authorized, 57,571,367 shares issued and outstanding as of June 30, 2026	5	—
Retained (deficit) earnings	(533,722)	—
Total stockholders'/members’ (deficit) equity	(533,711)	199,016
Noncontrolling interest	4,579	4,581
Total (deficit) equity	(529,132)	203,597
Total liabilities, mezzanine equity, and (deficit) equity	$948,093	$626,995
AEVEX CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except unit and per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Products	$168,668	$70,836	$360,512	$97,323
Services	33,123	30,298	57,972	57,069
Total revenue	201,791	101,134	418,484	154,392
Cost of revenue:
Products	130,319	58,634	270,477	82,875
Services	23,825	24,124	43,866	50,079
Total cost of revenue	154,144	82,758	314,343	132,954
Gross profit	47,647	18,376	104,141	21,438
Operating expenses:
Selling, general, and administrative	22,469	9,383	41,881	17,971
Research and development	5,639	7,194	8,976	16,684
Amortization of intangible assets	4,168	4,125	8,290	8,205
Change in contingent consideration	—	1,214	—	2,435
Total operating expenses	32,276	21,916	59,147	45,295
Income (loss) from operations	15,371	(3,540)	44,994	(23,857)
Other income (expense), net:
Interest expense	(3,977)	(8,378)	(10,521)	(15,557)
Interest income	1,106	130	1,212	344
Change in fair value of derivative liability	(3,295)	—	(5,695)	—
Other (expense) income, net	(57)	—	156	—
Total other expense, net	(6,223)	(8,248)	(14,848)	(15,213)
Income (loss) before income taxes	9,148	(11,788)	30,146	(39,070)
Provision for income taxes	2,454	42	2,454	82
Net income (loss)	6,694	(11,830)	27,692	(39,152)
Net income attributable to noncontrolling interest	76	14	148	21
Net income attributable to redeemable noncontrolling interests	4,290	—	4,290	$—
Net income (loss) attributable to AEVEX Corp.	$2,328	$(11,844)	$23,254	$(39,173)

Earnings per share of Class A common stock:
Basic(1)	$0.01	$—	$0.01	$—
Diluted(1)	$0.01	$—	$0.01	$—

Weighted average shares of Class A common stock outstanding:
Basic(1)	52,805,593	—	52,805,593	—
Diluted(1)	52,805,593	—	52,805,593	—
(1) Represents net income per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period following the
Organizational Transactions. Earnings (loss) per share is presented for the period from after the Organizational Transactions, April 17, 2026, to June 30, 2026. All
earnings and losses prior to the Organizational Transactions were entirely allocable to the redeemable noncontrolling interests. Refer to Note 13, Earnings per
Share, in the accompanying notes for additional details.
AEVEX CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income (loss)	$27,692	$(39,152)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	10,787	10,671
Amortization of debt issuance costs	292	611
Noncash stock compensation expense	1,809	88
Change in contingent consideration	—	2,435
Deferred income taxes	1,729	67
Noncash operating lease expense	1,671	1,550
Provision for inventory obsolescence	85	662
Change in fair value of derivative liability	5,695	—
Loss on debt extinguishment	919	—
Loss on sale of equipment	9	—
Changes in operating assets and liabilities:
Accounts receivable, net	(13,835)	(47,948)
Contract assets	(39,881)	13,608
Inventories	(8,619)	1,383
Prepaid expenses and other current assets	7,917	230
Other assets	(122)	340
Accounts payable	6,851	8,382
Accrued expenses and other current liabilities	1,623	17,164
Deferred revenue	5,695	3,589
Operating lease liabilities	(1,701)	(1,545)
Net cash provided by (used in) operating activities	8,616	(27,865)
Investing activities
Business acquisition, net of cash acquired	(500)	(2,077)
Proceeds from sale of property and equipment	235	—
Purchases of property and equipment	(3,268)	(4,203)
Net cash used in investing activities	(3,533)	(6,280)
Financing activities
Proceeds from Series A preferred units, net of issuance costs	15,317	—
Repurchase of Class A units	(1,048)	—
Distributions to members	(3,000)	—
Distributions to noncontrolling interest	(150)	(136)
Proceeds from issuance of Class B common stock	1,000	—
Proceeds from notes payable	98,120	—
Payments of debt issuance costs	(1,453)	—
Repayment of notes payable	(259,135)	(1,360)
Payment of debt extinguishment costs	(176)	—
Proceeds from IPO, net of underwriting discounts and commissions	345,920	—
Payments of offering costs	(12,253)	—
Proceeds from secondary offering, net of underwriting discounts and commissions	148,809	—
Purchase of Series B units	(148,809)	—
Proceeds from revolving credit facility	—	10,000
Net cash provided by financing activities	183,142	8,504
Net increase (decrease) in cash, cash equivalents and restricted cash	188,225	(25,641)
Cash, cash equivalents and restricted cash:
Beginning of period	27,908	45,603
End of period(1)	$216,133	$19,962
(1)As of June 30, 2026, prepaid expenses and other current assets, and other assets, include $0.5 million and $0.4 million, respectively, of restricted cash related to a standby letter of credit as security for a customer contract.
AEVEX CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (Continued)
(In thousands)

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,003	$14,838
Cash paid for income taxes	$1,128	$54

Supplemental disclosures of noncash financing and investing activities:
Purchase of property and equipment in accounts payable	$211	$77
Series A preferred units accretion	1,616	—
Deferred offering costs in accrued expenses	400	—
Deferred financing costs in accrued expenses	144	—
Equity issued in settlement of contingent consideration	—	61,650
Right-of-use assets obtained in exchange for new lease liabilities	2,564	573
Non-GAAP financial measures
We use certain non-GAAP key performance indicators to evaluate our business operations, including
Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow.
The non-GAAP financial measures presented in this press release and related conference call are supplemental measures of our performance that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors with greater transparency to the information used by management for its operational decision-making. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-
GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income (loss) before interest income and expense, income tax expense
(benefit), depreciation and amortization expense, other income (expense), changes in the fair value of contingent consideration liabilities and derivative liabilities, noncash stock compensation expense, offering costs related to the
IPO or Secondary Offering, asset impairments, business acquisition costs, restructuring costs, and gains or losses on debt extinguishments, as well as certain non-recurring items. We define Adjusted EBITDA Margin as Adjusted
EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allow for consistent comparison of our operating results over time and relative to our peers.
The following table presents a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA
Margin for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$6,694	$(11,830)	$27,692	$(39,152)
Interest expense	3,977	8,378	10,521	15,557
Interest income	(1,106)	(130)	(1,212)	(344)
Provision for income taxes	2,454	42	2,454	82
Depreciation and amortization	5,478	5,498	10,787	10,671
Other (expense) income, net	57	—	(156)	—
Change in contingent consideration	—	1,214	—	2,435
Change in fair value of derivative liability	3,295	—	5,695	—
Noncash stock compensation	1,731	—	1,731	—
IPO-related costs(1)	—	—	1,475	—
Secondary Offering related costs(2)	2,967	—	2,967	—
Business acquisition costs	2,268	—	2,268	—
Other(3)	333	456	333	1,019
Adjusted EBITDA	$28,148	$3,628	$64,555	$(9,732)
Total revenue	$201,791	$101,134	$418,484	$154,392
Net income (loss) margin	3.3%	(11.7)%	6.6%	(25.4)%
Adjusted EBITDA Margin	13.9%	3.6%	15.4%	(6.3)%
(1) Represents non-recurring professional service fees related to the public offering and IPO readiness.
(2) Represents non-recurring professional service fees related to the Secondary Offering.
(3) Other for the three and six months ended June 30, 2026 includes $0.3 million of process improvement costs. Other for the three and six months ended June 30, 2025 primarily includes $0.4 million and $0.9 million, respectively, of legal fees related to the non-recurring Viking legal settlement.